EXHIBIT 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

In re DaVITA, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Case No. 1:17-cv-00152-MPT
STIPULATION OF SETTLEMENT
This Stipulation of Settlement, dated October 23, 2020 (“Stipulation” or “Settlement”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Lead Plaintiff City of Warren Police and Fire Retirement System (the “City of Warren P & F”), in the action captioned In re DaVita, Inc. Stockholder Derivative Litigation, Civil Action No. 1:17-cv-00152-MPT (the “Action”) (on behalf of itself and derivatively on behalf of DaVita, Inc. (“DaVita” or the “Company”)); (ii) Defendants Kent J. Thiry, Pamela M. Arway, Charles G. Berg, Carol Anthony “John” Davidson, Barbara J. Desoer, Paul J. Diaz, Peter T. Grauer, John M. Nehra, William L. Roper, Roger J. Valine, Robert J. Margolis, Garry E. Menzel, and James K. Hilger (together, “Settling Defendants”); and (iii) Nominal Party DaVita (together, the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below) upon Court approval and subject to the terms and conditions hereof.

I.	BRIEF OVERVIEW OF THE ACTION

A.	Commencement and Consolidation of the Action

Beginning on February 10, 2017, Plaintiffs City of Warren Police and Fire Retirement System and Charles Blackburn filed shareholder derivative actions on behalf of DaVita for violations of §14(a) of the Securities Exchange Act of 1934, breach of fiduciary duty and other relief in the United States District Court for the District of Delaware.
On August 15, 2017, the Court, the Honorable Chief Magistrate Judge Mary Pat Thynge presiding, consolidated the actions. On the same date, the Court appointed City of Warren Police and Fire Retirement System as Lead Plaintiff, Robbins Geller Rudman & Dowd LLP was appointed Lead Counsel, and Andrews & Springer LLC as Delaware counsel.
On September 29, 2017, Lead Plaintiff filed the operative Consolidated Complaint. The Consolidated Complaint asserts claims against Defendants for breaches of fiduciary duties, unjust enrichment, corporate waste and violations of §14(a) of the Securities Exchange Act of 1934. Verified Consolidated Shareholder Derivative Complaint filed on September 29, 2017 ( D.I. 13) at ¶1. It further alleges that a pre-suit demand upon the DaVita Board is unnecessary because a majority of the directors: (i) consciously implemented a system designed to game the Affordable Care Act (“ACA”) by improperly steering end stage renal disease (“ESRD”) patients to private insurance in order to boost profits and hide their scheme from shareholders, both of which are not protected conduct under the business judgment rule; and (ii) face a substantial likelihood of liability for consciously allowing these practices to persist. Id.

B.	Defendants’ Motion to Stay and Motion to Dismiss
On December 18, 2017, Defendants moved to dismiss the Consolidated Complaint for failure to sufficiently plead demand futility and separately moved to stay the consolidated actions pending the outcome of the motions to dismiss the related Securities Class Action pending in the United States District Court for the District of Colorado. D.I. 20-25; see also Peace Officers’ Annuity and Benefit Fund of Ga. v. DaVita Inc. et al., No. 1:17-cv-00304-WJM-MJW (D. Co.).
Lead Plaintiff opposed each motion on March 9, 2018. D.I. 27. Lead Plaintiff additionally moved to strike materials attached to and discussed in Defendants’ memorandum of law in support of the motion to dismiss. D.I.’s 28-29. Defendants filed a reply in support of their motion to dismiss on May 4, 2018. D.I.’s 33-34. Defendants also separately filed an opposition to Lead Plaintiff’s motion to strike. On June 25, 2018, the Court granted the motion to stay, which continued through status conferences on November 1, 2018 and January 7, 2019. D.I.’s 37, 44. On January 7, 2019, with no decision yet issued in the Securities Class Action, the Court ordered the parties to submit a joint proposed scheduling order, which the parties did on February 8, 2019. D.I. 47. The Court ordered the scheduling order into effect on February 28, 2019. D.I. 48.
On April 25, 2019, this Court denied Defendants’ motion to dismiss the derivative claims. D.I. 50.
On May 28, 2019, Defendants and DaVita answered the Consolidated Complaint (D.I. 51, 52), and on June 12, 2019, the parties made their initial disclosures under Federal Rule of Civil Procedure 26(a)(l). See D.I.’s 53, 53-55. On August 16, 2019, the Court entered an updated scheduling order setting a fact discovery cutoff of July 24, 2020, an expert discovery cutoff of October 30, 2020, and a trial date of October 4, 2021. See D.I. 62. In light of the impact of the COVID-19 pandemic and a ransom-ware attack on one of Defendants’ discovery vendors, on May 12, 2020, the Court entered a further updated scheduling order setting the fact discovery cutoff of October 22, 2020, expert discovery cutoff of February 9, 2021, and a trial date to be determined after a decision is rendered on the case dispositive motions. See D.I. 76.

C.	Discovery
On July 26, 2019, the Court conducted a scheduling teleconference, and on August 16, 2019, issued a Scheduling Order establishing a pre-trial schedule. D.I. 62. Thereafter, the parties began to engage in an extensive discovery process.
As discovery progressed, Lead Plaintiff served written discovery on Defendants and issued subpoenas to third-parties. As of today, Defendants have produced and Lead Plaintiff has reviewed and analyzed over 800,000 pages of documents.

D.	Settlement Negotiations
In the fall of 2019, the parties agreed to participate in a private mediation before the Honorable Layn R. Phillips (“Judge Phillips”), United States District Judge (Ret.). The parties then participated in an in-person mediation session before Judge Phillips on September 25, 2019. The September 2019 mediation was unsuccessful.
While the parties pushed forward with the litigation and discovery, the Settling Parties continued to talk about resolution with the help of Judge Phillips. After additional months of discovery, the Settling Parties engaged in a second mediation session with Judge Phillips on June 27, 2020. While the Settling Parties did not reach an agreement to settle the Action at that session, the Settling Parties continued negotiations with the assistance of Judge Phillips in parallel with ongoing discovery.
Ultimately, these efforts culminated with the Settling Parties accepting a mediators’ proposal on July 15, 2020. The settlement terms include a $50 million payment to the

Company on behalf of the Individual Defendants and the Company agreeing to adopt certain Corporate Governance Policies set forth in ¶2.4 herein, subject to Court approval.

E.	Approval of the Settlement by the DaVita Board
On October 20, 2020, the DaVita Board, exercising its business judgment, unanimously approved the Settlement and each of its terms as providing a substantial benefit to the Company and, thus, being in the best interest of DaVita and its stockholders.

II.	CLAIMS OF LEAD PLAINTIFF AND BENEFITS OF SETTLEMENT
Lead Plaintiff and its counsel believe the claims asserted in the Action have merit. However, Lead Plaintiff and its counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Settling Defendants through trial and potential appeals. Lead Plaintiff and its counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in a complex action such as this one, as well as the difficulties and delays inherent in such litigation. Lead Plaintiff and its counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on their evaluation, Lead Plaintiff and its counsel believe that the Settlement set forth in this Stipulation is in the best interests of DaVita and its stockholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by Plaintiffs in the Action. Each of the Settling Defendants

expressly has denied and continues to deny any and all allegations of fault, wrongdoing, liability or damages whatsoever. Settling Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them and expressly deny claims as to any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to DaVita or its stockholders, or that Plaintiffs, DaVita, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Action or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, their conduct was proper and in compliance with all applicable provisions of law and believe the evidence developed to date supports their position that they acted in good faith and in a manner they reasonably believed to be in the best interests of DaVita and its stockholders and that the Action is without merit. In addition, Settling Defendants maintain that they have meritorious defenses to all claims alleged in the Action and that DaVita’s existing corporate governance policies were not deficient.
Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in a complex case like the Action. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Action, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. For the avoidance of doubt, Settling Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession on the part of any of the Settling Defendants with respect to any claim or any allegation of any fault, liability, wrongdoing, or damage whatsoever, or any infirmity in the defenses that Settling Defendants have, or could have, asserted.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Lead Plaintiff (for itself and derivatively on behalf of DaVita), the Settling Defendants, and DaVita, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Federal Rule of Civil Procedure 23.1(c) that in exchange for the consideration set forth below, the Action and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Action shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the following terms and conditions:

1.	Definitions
As used in this Stipulation the following terms have the meanings specified below:
1.1    “Action” means, collectively, the consolidated shareholder derivative action pending in the United States District Court for the District of Delaware under the caption In re DaVita, Inc. Stockholder Derivative Litigation, Civil Action No. 1:17-cv-00152-MPT, pending for all purposes before the Honorable Chief Magistrate Judge Mary Pat Thynge.
1.2    “DaVita” means DaVita, Inc., including, but not limited to, its predecessors, successors, subsidiaries, affiliates, divisions, and assigns.
1.3     “Court” means the United States District Court for the District of Delaware.

1.4    “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of this Stipulation have been met and have occurred.
1.5     “Final” means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) the time to file a motion to alter or amend the Judgment under Federal Rule of Civil Procedure 59(e) has passed without any such motion having been filed; (2) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; (3) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (4) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal.
1.6    “Final Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.
1.7    “Judgment” means the judgment to be rendered by the Court in the Action upon its final approval of the Settlement, substantially in the form attached as Exhibit C hereto.
1.8    “Lead Plaintiff” means the City of Warren Police and Fire Retirement System.
1.9    “Lead Plaintiff’s Counsel” means the law firm of Robbins Geller Rudman & Dowd LLP and any of its members, partners, associates and/or employees.

1.10    “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, domestic partners, heirs, predecessors, successors, representatives, assigns, or assignees.
1.11     “Plaintiffs’ Counsel” means collectively Lead Plaintiff’s Counsel and Andrews & Springer LLC and any attorney or firm who has appeared in the Action on behalf of any of the Plaintiffs.
1.12    “Related Parties” means (i) as to DaVita, each of its parents, subsidiaries and affiliates, and each of their respective past or present directors, officers, managers, employees, partners, agents, affiliates, attorneys, advisors, members, accountants, auditors, banks, insurers, co-insurers, re-insurers, consultants, experts, successors, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, and any entity in which DaVita has a controlling interest, and (ii) as to the Settling Defendants, (1) each spouse, domestic partner, immediate family member, heir, executor, estate, administrator, agent, attorney, accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, or expert, of any of them in their capacity as such, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which a Settling Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them and the legal or personal representatives of the foregoing, in their capacities as such.
1.13    “Released Claims” means all claims, demands, rights, duties, controversies, obligations, actions, debts, sums of money, suits, contracts, agreements, promises, damages, losses, judgments, liabilities, allegations, arguments, causes of action and claims for relief of every nature and description whatsoever, known or unknown (as set forth below), whether arising under federal, state, local, common, statutory, administrative or foreign law, or any other rule or regulation, at law or in equity, whether fixed or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, that have been, and could have been, asserted in the Action or could have been asserted in any forum by Lead Plaintiff, DaVita, or any DaVita stockholder derivatively on behalf of DaVita against the Settling Defendants, based on the Settling Defendants’ acts and/or omissions in connection with, arising out of, or relating to, the allegations, facts, transactions, events, matters, occurrences, acts, disclosures, statements, occurrences, representations or omissions or failures to act related to DaVita’s relationship with and contributions to the American Kidney Fund (“AKF”) and its policies and procedures regarding educating ESRD patients about charitable assistance from the AKF in the payment of insurance premiums that Lead Plaintiff alleges breached the Settling Defendants’ fiduciary duties and violated certain federal laws through and including the date of execution of this Stipulation. For the avoidance of doubt, the Released Claims shall not include the Securities Class Action pending in the United States District Court for the District of Colorado captioned Peace Officers’ Annuity and Benefit Fund of Ga. v. DaVita Inc. et al., No. 1:17-cv-00304-WJM-MJW (D. Co.).

1.14    “Released Persons” means the Settling Defendants, DaVita and their respective Related Parties.
1.15    “Settlement” means this agreement.
1.16    “Settling Defendants” means Kent J. Thiry, Pamela M. Arway, Charles G. Berg, Carol Anthony “John” Davidson, Barbara J. Desoer, Paul J. Diaz, Peter T. Grauer, John M. Nehra, William L. Roper, Roger J. Valine, Robert J. Margolis, Garry E. Menzel, and James K. Hilger.
1.17    “Settling Parties” means, collectively, each of the Lead Plaintiff, the Settling Defendants and DaVita.
1.18    “Stipulation” means this agreement.
1.19    “Unknown Claims” means any Released Claims which Lead Plaintiff, DaVita or a DaVita stockholder does not know or suspect to exist in his, her or its favor at the time of the release such claims against the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons, or might have affected his, her or its decision(s) with respect to the Settlement, including, but not limited to, whether or not to object to this Settlement or to the release of any Released Claims. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, DaVita, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Further, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Persons also shall expressly waive, and by operation of the Judgment shall have expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Lead Plaintiff, DaVita and each DaVita stockholder may hereafter discover facts in addition or different from those which he, she, it or their counsel now knows or believes to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiff, DaVita and each DaVita stockholder derivatively on behalf of DaVita, upon the Effective Date, shall be deemed to have, and by the operation of the Judgment shall have fully, finally and forever settled and released all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the DaVita stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.	Consideration
2.1    In connection with the Settlement of the Action, the Settling Defendants shall cause insurers to make a cash payment of $50,000,000 to DaVita (the “Settlement Payment”) in the manner described in ¶2.3. In addition, within forty-five (45) days after the Final

Approval Order for the proposed Settlement is entered by the Court, DaVita Inc.’s Board of Directors (“Board”) shall adopt and maintain the Corporate Governance Policies set forth in ¶2.4 below, which shall remain in effect at least five (5) years. Notwithstanding anything to the contrary herein, the Board shall not be restricted from acting as necessary in order to discharge its fiduciary duties, subject to the limitations and restrictions imposed by the Order of the Court approving this Settlement.
2.2    DaVita acknowledges and agrees that the Settlement Payment and implementation of the Corporate Governance Policies set forth in ¶2.4 below confer substantial benefits upon DaVita and its stockholders. DaVita acknowledges that the commencement, prosecution, and settlement of the Action were material and the precipitating factors in the Company’s ability to receive the Settlement Payment and in the Board’s decision to adopt, implement, and maintain the Corporate Governance Policies set forth in ¶2.4 below.
2.3    The Settlement Payment shall be paid into an interest-bearing escrow account (“Escrow Account”) within fifteen (15) business days of the Court’s entry of the Preliminary Approval Order described in ¶3.1 below. The Escrow Account shall be controlled by an agreed upon representative of Plaintiffs and of the Settling Defendants on terms to be agreed to in an escrow agreement governing the Escrow Account. The Escrow Account shall be held at Citi Private Bank and established with DaVita’s tax identification number. Within fifteen (15) business days after entry of the Final Approval Order by the Court, the funds remaining in the Escrow Account including interest thereon and after payment of the Fee and Expense Amount (as defined in ¶5.1) shall be released to DaVita notwithstanding the existence of any timely filed objections to the Final Approval Order, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to DaVita’s obligation to make appropriate refunds or repayments if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, approval of the Settlement is denied or overturned.
2.4    The Corporate Governance Policies:
Within forty five (45) days of issuance of an order approving the settlement by the United States District Court for the District of Delaware, DaVita Inc.’s (“DaVita” or the “Company”) Board of Directors (“Board”) shall adopt resolutions and amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than five (5) years. Notwithstanding anything to the contrary herein, the Board shall not be restricted from acting as necessary in order to discharge its fiduciary duties, subject to the limitations and restrictions imposed by the Order of the Court approving this Settlement.
DaVita acknowledges and agrees that Plaintiffs City of Warren Police and Fire Retirement System and Charles Blackburn (“Derivative Plaintiffs”) were a precipitating and material factor in the adoption and implementation of the Corporate Governance Reforms set forth herein.

1.	ACTIONS TAKEN SINCE THE DERIVATIVE ACTION WAS COMMENCED
Changes to Board Composition - Resignation of Certain Directors. Three of the Company’s long-term directors have resigned. These Director resignations include: Kent J. Thiry (served since 1999); Peter T. Grauer (served since 1994), and Dr. William M. Roper (served since 2001).

2.    DIRECTOR TENURE AND BOARD REFRESHMENT
At the time of filing this lawsuit, the range of tenure for the directors was 22 years to less than one year, with four of the directors with a tenure over fifteen years. Based on discussion with Plaintiffs’ counsel, the Board agreed to adopt corporate governance guidelines that require the average tenure of the independent members of the Board of Directors as calculated on July 1 of each year to be no longer than twelve (12) years. The average shall be determined by adding the tenure of each independent director and dividing the result by the number of independent directors. The term of a Director serving less than one year shall be determined by dividing the number of months such Director has been on the DaVita Board by twelve (12). Starting in 2021, to the extent that the DaVita Board determines to decide to add new members to the DaVita Board as set forth above in this paragraph, any such new director shall be identified, screened and appointed or nominated to the DaVita Board pursuant to the procedure set forth below:

(a)
The Chair of the Nominating and Governance Committee (“N&G Chair”) shall establish an objective set of criteria to be utilized in conducting the board search process detailed herein (“Board Search Criteria”). In developing the Board Search Criteria, the N&G Chair will consider feedback received from shareholders over the course of the Company’s shareholder outreach throughout the year and any other feedback received from any shareholder as appropriate;

(b)	The N&G Chair shall provide Plaintiffs’ corporate governance expert the proposed Board Search Criteria in advance of starting the board director search to receive comments and feedback, which shall be incorporated as the Nominating & Governance Committee deems appropriate in its business judgment, into the Board Search Criteria. Disputes regarding the appropriateness of any Board Search Criteria shall be promptly resolved via binding mediation before the Honorable Layn R. Phillips;

(c)
A pool of prospective candidates will be developed by the Company with reference to the Board Search Criteria. An appropriate review, including background information and interviews of prospective candidates, shall be conducted with respect to all candidates identified through this process who express their consent to being considered and to serving as a director. No fewer than three (3) qualified candidates shall be sent to the Nominating and Governance Committee for review. If the combined gender and ethnic/racial diversity of the Board falls below 50%, then at least two (2) of these candidates shall be members of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the DaVita Board.

(d)
After considering the candidates submitted for review, if the Nominating and Governance Committee identifies any candidates to move forward to the Board for further consideration, it shall identify at least two (2) candidates from those submitted for review for consideration by the Board, based on the business judgment of the Nominating and Governance Committee’s members considering the information provided by the Plaintiffs’ corporate governance expert in Section (b) above.

(e)
Once the candidates are identified by the Nominating and Governance Committee, the Board shall, subject to its business judgment and Section 2(f), decide which candidate(s) to nominate for election to the Board or, if no shareholders’ meeting is scheduled in the next 90 days, the Board shall elect the candidate(s) to fill any Board vacancies until such meeting is held and the candidate(s) can be nominated for election by shareholders.

(f)
In the event the Board decides that no candidate should be nominated via the process detailed in paragraphs (a)-(e) above, the process shall be repeated for any director position sought to be filled pursuant thereto.

(g)
If a director appointed to the Board through the process detailed in paragraphs (a)-(e) above is no longer able to serve on the Board, the process described above shall be repeated for the selection of a replacement director.

(h)
The parties agree the director tenure and board refreshment process and procedures set forth above will result in the addition of no less than one new member to the Board during the term of this Agreement and, as a result, the Company shall add at least one new member to the Board prior to the Company’s Annual Stockholder Meeting in 2025.

3.    CLAWBACK POLICY
Clawbacks reduce financial misreporting and significantly improve the integrity of financial reporting, thereby enhancing shareholder value. The Company shall implement a claw-back policy that includes the following:
(a)    A provision requiring the Company to “claw-back” incentive-based compensation paid to the Company’s CEO or CFO in the event of a material accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under federal and/or state securities laws. The amount to be recouped pursuant to this provision shall be calculated as the excess amount of incentive-based compensation paid to such officer during the one-year period preceding the date the applicable financial statement restatement is disclosed (the “Covered Period”) on the basis of the erroneous results over the amount of incentive-based compensation such officer would have received during the Covered Period had the financial results been properly reported;
(b)    A provision authorizing the Board to exercise discretion to “claw-back” incentive-based compensation paid to any of the Company’s NEOs in the event of a material accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under federal and/or state securities laws. The amount to be recouped pursuant to this provision shall not exceed the excess amount of incentive-based compensation paid to such officer during the Covered Period on the basis of the erroneous results over the amount of incentive-based compensation such officer would have received during the Covered Period had the financial results been properly reported;
(c)    A provision authorizing the Company to exercise discretion to “claw-back” incentive-based compensation paid to any of the Company’s employees whose position is equivalent to or above a senior vice president in the Company’s domestic business (a “Covered Employee”) in the event of his or her “Significant Misconduct” (defined as a material violation of applicable law or significant Company policy by such Covered Employee that would have rendered him or her ineligible for an annual bonus or long-term incentive compensation program award in that program year or subsequent program years). To the extent that a Covered Employee is determined by the Company to have been involved in any Significant Misconduct, such Covered Employee shall be at risk of recoupment of an amount equivalent to up to three years of his or her annual incentive compensation for a period of three years from the date of the Significant Misconduct; and,
(d)    Any amounts clawed-back pursuant to paragraphs (a)-(c) above shall be repaid within twelve (12) months of the determination that such recoupment is required and shall be net of any unreturnable taxes.

4.    NON-EXECUTIVE CHAIR OF THE BOARD
For at least four years from the execution of this Agreement, the DaVita Board shall have a Non-Executive Chair. Toward this end, the DaVita Board shall include a provision in the Company’s Corporate Governance Guidelines which requires that, beginning on June 1, 2021, the Chair of the Board shall be an independent director. The position of Chair shall not be held by an executive officer, including the Chief Executive Officer of DaVita.

5.	POLICY ON POLITICAL AND LOBBYING EXPENDITURES
A.    The Company shall publish its Policy Related to Political and Lobbying Expenditures (“Policy”), which shall include the following provisions relevant to political lobbying:
1.    The Board shall have oversight of the Company’s lobbying expenditures or activities, which are conducted solely for promoting the long-term commercial, environmental, social and governance interests of the Company and/or promoting the interests of our patients and the Company, and aligns with the public policy goals of the Company;
2.    Material breaches of the Policy that are reported to the Government Affairs team or senior management will be reported to the Board of Directors;
3.    The Board shall have oversight of the Policy, including lobbying spending as it relates to the long-term commercial, environmental, social and governance interests of the Company, its patients and its stockholders;
4.    Lobbying expenditures are made without regard for the personal political preferences of the Company executives, including its directors and/or officers.
B.    The Company shall publish its Policy, which shall include the following provisions related to political expenditures:
1.    The Company’s lobbying and political expenditures are focused on promoting the long-term commercial, environmental, social and governance interests of the Company and/or promoting the interests of our patients, and align with the public policy goals of the Company;
2.    The Company does not pressure or coerce employees to make personal political expenditures or take any retaliatory action against employees who do not;
3.    The Company’s political spending is made without regard for the personal political preferences of the Company executives, including its directors and/or officers;
4.    Material breaches of the Policy that are reported to the Government Affairs team or senior management will be reported to the Board of Directors;
5.    The Board shall have oversight of the Policy, including political spending as it relates to the long-term commercial, environmental, social and governance interests of the Company, its patients, and its stockholders.
C.    The Company shall provide easy access to the publicly available information by including links on its website to the following (as directly to the information as practical):
6.    DaVita Political Action Committee (“DaPAC”), disbursements which are reported on the Federal Election Commission’s website;
7.    Federal and State lobbying reports;
8.    Applicable state level campaign finance reports.
D.    The full Board, rather than a Public Policy Committee, shall oversee public policy priorities and advocacy efforts, including related expenditures.
E.    The Company shall post a report updated semi-annually that includes the following (“Report”):

9.    Links (as directly to the information as practical) to the federal and state disclosure forms describing the amount contributed by DaVita (or any entity owned or operated by DaVita such as DaPAC) to political parties, candidates or other entities;
10.    List of the top five trade associations to whom DaVita pays funds, explaining that “DaVita contributes to trade associations that may engage in lobbying activities on the Company’s behalf to advance the public policy interests of the Company, its patients, teammates and stockholders. The top five trade associations to which we contribute are: . . .”;
11.    An explanation of the reason for DaVita’s contributions and the long-term policies described herein which are supported by the top ten contributions identified in Section E(1), with the link (as directly to the information as practical) adjacent to the explanation;
12.    A high level description of DaVita’s position on key policy priorities to help ensure that related positions are within the scope of the Company’s business and in the best interests of the Company and its stockholders (e.g. “Our lobbying efforts are intended to, among other things, help effectuate the Company’s policy priorities with respect to end state renal disease (ESRD) reimbursement, eligibility criteria and network adequacy.”);
F.    The Company will post the Policy and Report in a conspicuous place on the DaVita.com website for easy accessibility.

6.	DIRECTOR INDEPENDENCE
The Board shall ensure that at least two-thirds (66.67%) of the members of the Board shall be “independent” directors, as defined by the New York Stock Exchange requirements.

To be deemed independent in any calendar year for this purpose, a director must also satisfy the following standards:
(a)    The director is not, and has not been within the last four (4) calendar years, an employee of the Company or one of its wholly-owned subsidiaries and an “immediate family member” (as defined in NYSE Listed Company Manual Section 303A.02) of the director is not, and has not been within the last four (4) calendar years, an executive officer as defined in Rule 3b-7 of the Exchange Act, (an “Exchange Act Executive Officer”) of the Company;
(b)    During the current calendar year or any of the three (3) immediately preceding calendar years, the director has not been paid by the Company more than $120,000 in compensation for services, other than for services rendered as a director;
(c)    The director is not employed as an Exchange Act Executive Officer of another public company on whose board of directors any of DaVita’s current Exchange Act Executive Officers serve.

3.	Settlement Procedures
3.1    After execution of this Stipulation, Lead Plaintiff shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits A-1 (“Notice”) and A-2 (“Summary Notice”; the Notice and Summary Notice collectively, the “Settlement Notice”), which shall include the general terms of the

Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.
3.2    Within five (5) business days of the issuance by the Court of an Order preliminarily approving the Settlement, DaVita shall cause the Stipulation and Notice to be furnished to the Securities and Exchange Commission via a Form 8-K, shall publish the Summary Notice for one day in Investors’ Business Daily, and shall post the Stipulation and Notice on DaVita’s website at https://investors.davita.com/ such that visitors to the “Investors” section of the website, until entry of the Final Approval Order, will readily find a hyperlink to the Notice. The Company shall pay for reasonable costs, if any, of providing reasonable notice of the Settlement, in the form approved by the Court.
3.3    Lead Plaintiff will also request that forty-five (45) calendar days after the Settlement Notice is disseminated, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether the Final Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Action against the Settling Defendants.
3.4    Pending the Effective Date, all proceedings and discovery in the Action shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other Action or proceedings relating to the claims asserted in the Action.

4.	Releases
4.1    Upon the Effective Date, DaVita, each of DaVita’s stockholders and the Lead Plaintiff (acting on their own behalf and derivatively on behalf of DaVita), for good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, shall be deemed to have, and by operation of law and the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived and discharged and dismissed with prejudice each and every Released Claim (including Unknown Claims) against the Released Persons.
4.2    Upon the Effective Date, each of the Released Persons and the Related Parties, for good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs and Plaintiffs’ Counsel and all current DaVita stockholders (solely in their capacity as DaVita stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.	Lead Plaintiff’s Counsel’s Separately Negotiated Attorneys’ Fees and Expenses
5.1    After negotiating the principal terms of the Settlement, counsel for Lead Plaintiff and DaVita, acting by and through its counsel, with the assistance of Judge Phillips, separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel based on the substantial benefits conferred upon DaVita by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, DaVita, acting by and through its Board of Directors, has agreed to pay $15,000,000 in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”). The Settling Parties acknowledge and agree that any Fee and Expense Amount the Court awards to Plaintiffs’

Counsel shall be paid solely from the Settlement Payment, and that none of DaVita or the Settling Defendants or the Related Parties shall have any separate responsibility therefor.
5.2    Upon final approval by the Court, the Fee and Expense Amount shall be paid from the Escrow Account to Robbins Geller Rudman & Dowd LLP, as receiving agent for Plaintiffs’ Counsel, within five (5) calendar days after entry of the Final Approval Order by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayments if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, approval of the Settlement is denied or overturned. Neither DaVita nor any other Released Persons shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount which shall be paid solely from the Escrow Account.
5.3    Neither DaVita nor the Settling Defendants shall have any responsibility or liability whatsoever with respect to the allocation of the attorneys’ fees awarded in this matter among Plaintiffs’ Counsel, or any other individual or entity asserting a right to recover any portion of the attorneys’ fees awarded. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation or Termination
6.1    The Effective Date shall be conditioned on the occurrence of all of the following events:

(a)    the DaVita Board of Directors has approved the Settlement and each of its terms, including the separately negotiated Fee and Expense Amount;
(b)    the Court has entered the Final Approval Order and Judgment, substantially in the forms of Exhibits B and C attached hereto; and
(c)    the Judgment has become Final.
6.2    If any of the conditions specified in ¶6.1 are not met, then the Stipulation of Settlement shall be canceled and terminated subject to the provisions of ¶¶6.2 and 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with a renewed, alternative, or modified Stipulation and submit it for Court approval. If for any reason the Effective Date does not occur, or if this Stipulation is terminated, or is cancelled, or otherwise fails to become effective for any reason:
(a)    The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to July 15, 2020;
(b)    All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Action or in any other action or proceeding; and
(c)    The terms and provisions of the Stipulation, with the exception of the provisions of ¶5.2 and ¶6.2 shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

(d)    The appropriate respective amounts of the Settlement Payment including interest thereon shall be returned within fifteen (15) business days to the entities contributing to the Settlement Payment.
6.3    No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses and interest awarded by the Court to Lead Plaintiff’s Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Miscellaneous Provisions
7.1    The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
7.2    The Settling Parties intend this Settlement to be a final and complete resolution of all Released Claims between Plaintiffs’ and DaVita and its stockholders, on the one hand, and the Released Persons, on the other hand. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation or defense. The Final Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws. The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.

7.3    Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the settlement itself; provided, however, that DaVita and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.
7.4    Any Settlement documentation, the Settlement, the Stipulation and any act performed or document executed pursuant to or in furtherance of any of the foregoing: (a) shall not be deemed to be or be offered, attempted to be offered or used in any way by the parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the parties or the validity of any of the claims released in the Settlement; and (b) are not intended by the parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative, except as may be necessary to effectuate the Settlement or enforce a party’s rights under the Settlement. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the Final Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.5    This Stipulation shall survive any Change of Control of the Company, regardless of the effect a change in control will otherwise have on the litigation, including on the Corporate Governance Provisions provided for herein. For purposes of this Paragraph, “Change of Control” means the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions.
7.6    All agreements made and orders entered during the course of the Action relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment.
7.7    All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. Notwithstanding the foregoing, in the event there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.
7.8    This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
7.9    This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Action and no parol or other evidence may be offered to explain, construe, contradict or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.
7.10    Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, DaVita and its counsel, and Plaintiffs’ and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.
7.11    Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.
7.12    Lead Plaintiff represents and warrants it has not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.
7.13    Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.
7.14    Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.
7.15    The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or PDF counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.16    This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.
7.17    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the Final Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the Final Approval Order, and the Judgment and for matters arising out of, concerning or relating thereto.
7.18    This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of Delaware without giving effect to Delaware’s choice-of-law principles.
7.19    For the avoidance of doubt, each of the Related Parties is an intended third-party beneficiary of the relevant Releases in this Stipulation and has standing to enforce the relevant Releases in this Stipulation and may file this Stipulation and/or the Judgment from this Action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.20    The headings herein are used for the purpose of convenience only and are not intended to have legal effect.

7.21    This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that the Stipulation is the result of arm’s-length negotiations between the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.
IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated October 23, 2020.

Of Counsel: ROBBINS GELLER RUDMAN & DOWD LLP /s/ Benny C. Goodman, III Benny C. Goodman III Erik Luedeke 655 West Broadway, Suite 1900 San Diego, CA 92101 (619) 231-1058 Lead Counsel for Plaintiffs
ANDREWS & SPRINGER LLC
Peter B. Andrews (#4623)
Craig J. Springer (#5529)
David M. Sborz (#6203)
3801 Kennett Pike
Building C, Suite 305
Wilmington, DE 19807
(302) 504-4957
pandrews@adrewsspringer.com
cspringer@adrewsspringer.com
dsborz@adrewsspringer.com

Delaware Counsel for Plaintiffs

VANOVERBEKE MICHAUD & TIMMONY, P.C. Thomas C. Michaud 79 Alfred Street Detroit, MI 48201 (313) 578-1200 Additional Counsel for Plaintiffs

Of Counsel: MORGAN, LEWIS & BOCKIUS LLP Marc J. Sonnefeld Karen Pieslak Pohlmann Laura H. McNally 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000
MORGAN, LEWIS & BOCKIUS LLP

/s/ Jody C. Barillare
Jody C. Barillare (#5107)
1201 N. Market Street, Suite 2201
Wilmington, DE 19801
(302) 574-3000
jody.barillare@morganlewis.com

Counsel for Nominal Defendant DaVita Inc.

MORRIS, NICHOLS, ARSHT
   & TUNNELL, LLP

/s/ William Lafferty
William M. Lafferty (#2755)
Ryan D. Stottmann (#5237)
Elizabeth A. Mullin (#6380)
1201 N. Market Street, Suite 1800
Wilmington, DE 19801
(302) 658-9200
wlaffterty@mnat.com
rstottmann@mnat.com
emullin@mnat.com

Counsel for Defendants Kent J. Thiry, Pamela M. Arway, Charles G. Berg, Carol Anthony “John” Davidson, Barbara J. Desoer, Paul J. Diaz, Peter T. Grauer, John M. Nehra, William L. Roper, Roger J. Valine, Robert J. Margolis, Garry E. Menzel, and James K. Hilger

Dated: October 23, 2020